UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

VIATRIS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Important Notice Regarding the Availability of Proxy Materials for the

Viatris Inc. (the “Company”) Annual Meeting of Shareholders To Be Held on December 9, 2022

Under U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for our 2022 annual meeting of shareholders (the “2022 Annual Meeting”) are available on the Internet. Follow the instructions below to view the proxy materials and to submit your proxy and voting instructions online. The items to be voted on and location of the 2022 Annual Meeting are on the reverse side of this notice. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before submitting your proxy and voting instructions.

To view the proxy materials, which consist of the Proxy Statement and Annual Report on Form 10-K, request a paper or email copy of the proxy materials, and/or select a future delivery preference, please have this notice available and visit www.eproxyaccess.com/vtrs2022. You will be required to use the control number located in the shaded box below.

After you have reviewed the proxy materials, you may submit your proxy and voting instructions over the Internet at:

https://www.proxyvotenow.com/vtrs

Please have this notice available when you access the voting website. You will be required to use your control number located in the shaded box above to log in and vote. Please note that submitting your proxy and voting instructions online authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned a proxy card.

If you would like to receive a paper or email copy of the proxy materials and/or select a future delivery preference, you must do so using one of the following options:

Internet – Go to www.eproxyaccess.com/vtrs2022 and follow the registration instructions.

Telephone – Call us free of charge at 1-855-708-9771 from within the United States or Canada.

E-mail – Send us an e-mail at vtrs@eproxyaccess.com, using the control number above as the subject line, and state whether you wish to receive a paper or e-mail copy of the proxy materials and whether your request is for this meeting only or for all future meetings.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed above on or before December 2, 2022 to facilitate timely delivery.

The 2022 Annual Meeting will be held on Friday, December 9, 2022 at 11 a.m. ET at the DoubleTree Resort by Hilton Hollywood Beach

The proposals to be voted on at the 2022 Annual Meeting are listed below along with Viatris’ Board of Directors’ (the “Board of Directors”) recommendations.

THE VIATRIS INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH DIRECTOR IN ITEM 1, “FOR” ITEMS 2 AND 3 AND“AGAINST” ITEM 4.

1.	Election of the following four Class II directors, each to hold office until the 2023 annual meeting of shareholders:

A. W. Don Cornwell

B. Harry A. Korman

C. Rajiv Malik

D. Richard A. Mark, C.P.A.

2.	Approval of, on a non-binding advisory basis, the 2021 compensation of the named executive officers of the Company.

3.	Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

4.	Shareholder proposal regarding independent board chairman.

After you have reviewed the proxy materials, you may submit your proxy and voting instructions online at https://www.proxyvotenow.com/vtrs by logging in with your control number located in the shaded box on the front of this notice.

You are entitled to vote at the 2022 Annual Meeting only if you were a shareholder of Viatris Inc. as of the close of business (5:00pm ET) on October 20, 2022, which is the record date for the 2022 Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares of Viatris Inc. common stock you must submit your proxy and voting instructions online or request a paper or email copy of the proxy materials to receive a proxy card. Please also note that if you plan to attend the 2022 Annual Meeting, you must register in advance and provide proper identification and this notice. See the question titled “How can I attend the 2022 Annual Meeting?” on page A-2 of the Proxy Statement for information about the location, format and how to register to attend the meeting.

Directions to the 2022 Annual Meeting: If you plan to attend our 2022 Annual Meeting in person, you can obtain directions to the DoubleTree Resort by Hilton Hollywood Beach (4000 S Ocean Dr, Hollywood, FL 33019) at the hotel’s website, https://www.hilton.com/en/hotels/hwofldt-doubletree-resort-hollywood-beach/hotel-location/.